U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K/A

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Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
October 17, 1996

0-27448

Commission File Number

GOLDEN ISLES FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State of Incorporation)

58-1756713
IRS Employer Identification No.)

200 Plantation Chase
St. Simons Island, Georgia                  31522
(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:
(912) 638-0667

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events

On October 17, 1996, the Board of Directors of Golden Isles Financial Holdings, Inc. (the Registrant) removed Gregory S. Junkin as the Chairman of the Board of Directors and Chief Executive Officer of the Registrant effective immediately. The Board appointed J. Thomas Whelchel, Vice Chairman of Registrant, to assume the duties as Acting Chairman of Registrant's Board and to serve as Chief Executive Officer of the Registrant.

Mr. Junkin was similarly removed from his position as Chairman and Chief Executive Officer of First Credit Service Corporation (First Credit) and First Bank Mortgage Corporation (First Bank Mortgage), both of which are wholly-owned subsidiaries of Registrant. J. Thomas Whelchel became Acting Chairman of the Board and Chief Executive Officer for First Credit and First Bank Mortgage.

On October 17, 1996, the Board of Directors of Registrant also removed Paul D. Lockyer as President, Chief Operating Officer, and Chief Financial Officer of Registrant effective immediately.

Mr. Lockyer was similarly removed from his position as President and Chief Executive Officer of The First Bank of Brunswick, a wholly-owned subsidiary of Registrant. Michael D. Hodges was elected President and Chief Executive Officer for The First Bank of Brunswick. Mr. Hodges is a member of the Registrant's Board of Directors, but is not an officer of the Registrant.

Both Mr. Junkin and Mr. Lockyer were removed from the Boards of Directors of The First Bank of Brunswick, First Credit, and First
Bank Mortgage, but remain members of Registrant's Board of Directors.

The foregoing action was outlined in a letter dated October 25, 1996, to all shareholders from J. Thomas Whelchel in his capacity as Vice Chairman of the Registrant, a copy of which was attached as Exhibit 99 to the Form 8-K filed on October 31, 1996, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN ISLES FINANCIAL HOLDINGS, INC.
(Registrant)


Date:     November 15, 1996

By:  /s/ J. Thomas Whelchel
       (Signature)

J. THOMAS WHELCHEL, VICE CHAIRMAN
(Print name and title of signing officer)